EXHIBIT 5


                                                    April 19, 2005



Viacom Inc.
1515 Broadway
New York, NY 10036

Dear Sirs:

         I am the Executive Vice President, General Counsel and Secretary of Viacom Inc., a Delaware corporation ("Viacom"). I am delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Viacom filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration on Form S-8 of 139,990,000 shares of Viacom's Class B Common Stock, par value $.01 per share (the "Shares"), to be issued and sold under the Viacom Inc. 2004 Long-Term Management Incentive Plan (the "Plan"):

         In connection with the foregoing, I or members of my legal staff (my "Staff") have examined the Registration Statement, the Plan, and the originals, or copies certified to my or my Staff's satisfaction, of such records, documents, certificates and other instruments as I or my Staff have deemed necessary or appropriate to enable me to render the opinion expressed below. As to questions of fact material to the opinion expressed below, I or my Staff have, when relevant facts were not independently established by me or them, relied upon certificates of officers of Viacom or other evidence satisfactory to me or my Staff. In all such examinations, I or my Staff have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me or my Staff as original documents and the conformity to original or certified documents submitted to me or my Staff as copies.

         I am a member of the bar of the State of New York and the opinion expressed herein is limited to matters controlled by the laws of the State of New York and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, it is my opinion that the Shares have been duly authorized by Viacom and, when (a) issued and delivered by Viacom in accordance with the terms of the Plan and (b) paid for in full in accordance with the terms of the Plan, the Shares will be validly and legally issued, fully paid and non-assessable under the laws of the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,



                                            /s/ Michael D. Fricklas
                                            ------------------------------
                                                Michael D. Fricklas